Exhibit 99.1

Zuora Reports Record Third Quarter Fiscal 2019 Results
Raises FY'19 Revenue Guidance to $233.4 to $234.4 million

•	Subscription revenue grew 43% year-over-year; Total revenue grew 33% year-over-year

•	Customers with annual contract value (ACV) equal to or greater than $100,000 increased to 504 customers, or 30% year-over-year

•	Dollar based retention rate increased to 115%

San Mateo, Calif. – November 29, 2018 – Zuora, Inc. (NYSE: ZUO), the leading cloud-based subscription management platform provider, today announced financial results for its third fiscal quarter ended October 31, 2018.
“We had a really strong third quarter. As more industries find growth through subscriptions and turn to our software to power this shift, we are in a unique position to grow as the entire industry grows,” said Zuora Founder and CEO Tien Tzuo. “Our quarterly performance demonstrates that our strategy is working and that we are building a durable company that delivers long-term sustainable growth.”
Third Quarter Fiscal 2019 Financial Results:

•	Revenue: Total revenue was $61.6 million, an increase of 33% year-over-year. Subscription revenue was $44.5 million, an increase of 43% year-over-year.

•	Loss from Operations: GAAP loss from operations was $18.3 million, compared to a loss of $9.9 million in the third quarter of fiscal 2018.
Non-GAAP loss from operations was $10.6 million, compared to a non-GAAP loss from operations of $6.3 million in the third quarter of fiscal 2018.

•
Net Loss: GAAP net loss was $17.9 million, compared to a net loss of $10.4 million in the third quarter of fiscal 2018. GAAP net loss per share attributable to common stockholders was $0.17 based on 106.0 million weighted average shares outstanding, compared to GAAP net loss per share attributable to common stockholders of $0.35 based on 29.3 million weighted average shares outstanding in the third quarter of fiscal 2018.

Non-GAAP net loss was $10.2 million, compared to a net loss of $6.8 million in the third quarter of fiscal 2018. Non-GAAP net loss per share attributable to common stockholders was $0.10 based on 106.0 million weighted average shares outstanding, compared to non-GAAP net loss per share attributable to common stockholders of $0.23 based on 29.3 million weighted average shares outstanding in the third quarter of fiscal 2018.

•
Cash Flow: Net cash used in operating activities was $6.4 million, compared to $4.9 million in the third quarter of fiscal 2018. Free cash flow was negative $10.3 million compared to negative $5.7 million in the third quarter of fiscal 2018.

•	Cash and Cash Equivalents, Restricted Cash and Short-term Investments: Cash and cash equivalents, restricted cash and short-term investments were $181.4 million as of October 31, 2018.

The section titled "Non-GAAP Financial Measures" below contains a description of the non-GAAP financial measures and a reconciliation of GAAP and non-GAAP financial measures is contained in the tables below.
Key Metrics and Business Highlights:

•	Customers with ACV equal to or greater than $100,000 was 504, a net increase of 30 customers, representing 30% year-over-year growth and 6% quarter-over-quarter growth.

•	Dollar-based retention rate increased to 115% driven by incremental improvements to gross churn and robust upsell activity

•	Customer usage of Zuora solutions grew, with $8.6 billion in transaction volume through Zuora’s billing platform during Q3, an increase of 37% year-over-year

•	Deloitte's consulting arm based in Japan (Deloitte Tohmatsu Consulting LLC) announced a partnership with Zuora to begin offering consulting services for subscription business transformation

•	Zuora became a Premier Partner in the Amazon Pay Global Partner Program

•	Zuora was rated as the #1 cloud-based solution in MGI Research’s Agile Billing 360 evaluation

Financial Outlook:
For the fourth quarter of fiscal 2019, the Company currently expects:

•	Total revenue of $62.3 to $63.3 million

•	Subscription revenue of $45.0 to $45.5 million

•	Non-GAAP loss from operations of $12.5 to $11.5 million

•	Non-GAAP net loss per share attributable to common stockholders of $0.12 to $0.11, assuming weighted average shares outstanding of approximately 107.3 million

For the full fiscal 2019, the Company currently expects:

•	Total revenue of $233.4 to $234.4 million

•	Subscription revenue of $167.1 to $167.6 million

•	Non-GAAP loss from operations of $49.1 to $48.1 million

•	Non-GAAP net loss per share attributable to common stockholders of $0.56 to $0.55, assuming weighted average shares outstanding of approximately 91.2 million

With respect to Zuora’s guidance as provided under "Financial Outlook” above, Zuora has not reconciled its expectations for non-GAAP loss from operations to GAAP loss from operations or non-GAAP net loss per share attributable to common stockholders to GAAP net loss per share because stock-based compensation expense cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Webcast and Conference Call Information:
Zuora will host a conference call for investors on November 29, 2018 at 5:00 p.m. Eastern Time to discuss the company’s financial results and business highlights. Investors are invited to listen to a live webcast of the conference call by visiting https://investor.zuora.com. A replay of the webcast will be available for one year. The call can also be accessed live via phone by dialing (866) 393-4306 or, for international callers, (734) 385-2616 with conference ID 7579736. An audio replay will be available shortly after the call and can be accessed by dialing (855) 859-2056 or, for international callers, (404) 537-3406. The passcode for the replay is 7579736. The replay will be available through December 6, 2018.

About Zuora, Inc.
Zuora provides the leading cloud-based subscription management platform that functions as a system of record for subscription businesses across all industries. Powering the Subscription Economy®, the Zuora platform was architected specifically for dynamic, recurring subscription business models and acts as an intelligent subscription management hub that automates and orchestrates the entire subscription order-to-cash process, including billing and revenue recognition. Zuora serves more than 1,000 companies around the world, including Box, Komatsu, Rogers, Schneider Electric, Xplornet and Zendesk. Headquartered in Silicon Valley, Zuora also operates offices in Atlanta, Boston, Denver, San Francisco, London, Paris, Beijing, Sydney, Chennai and Tokyo.To learn more about the Zuora platform, please visit www.zuora.com.

Investor Relations Contact:
Joon Huh
investorrelations@zuora.com
650-419-1377

Media Relations Contact:
Jayne Gonzalez
press@zuora.com
408-348-1087

NON-GAAP FINANCIAL MEASURES
In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain non-GAAP financial measures, including non-GAAP cost of subscription revenue, non-GAAP cost of professional services revenue, non-GAAP gross profit, non-GAAP subscription gross margin, non-GAAP total gross margin, non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share attributable to common stockholders, and free cash flow. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

We use these non-GAAP measures in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. We believe these non-GAAP measures provide investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of our operating results. We believe these non-GAAP measures are useful in evaluating our operating performance compared to that of other companies in our industry, as they generally eliminate the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance.

We exclude the following items from one or more of our non-GAAP financial measures:

Stock-based compensation expense. We exclude stock-based compensation expense, which is a non-cash expense, from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, stock-based compensation expense is not comparable across companies given it is calculated using a variety of valuation methodologies and subjective assumptions.

Amortization of acquired intangible assets. We exclude amortization of acquired intangible assets, which is a non-cash expense, from certain of our non-GAAP financial measures. We exclude these amortization expenses because we do not believe these expenses have a direct correlation to the operation of our business.

Internal-use software. We exclude capitalization and the subsequent amortization of internal-use software, which is a non-cash expense, from certain of our non-GAAP financial measures. We capitalize certain costs incurred for the development of computer software for internal use and then amortize those costs over the estimated useful life. Capitalization and amortization of software development costs can vary significantly depending on the timing of products reaching technological feasibility and being made generally available. Moreover, because of the variety of approaches taken and the subjective assumptions made by other companies in this area, we believe that excluding the effects of capitalized software costs allows investors to make more meaningful comparisons between our operating results and those of other companies.

Additionally, Zuora’s management believes that the free cash flow non-GAAP measure is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures as these expenditures are considered to be a necessary component of ongoing operations.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, we exclude stock-based compensation expense, amortization of intangible assets, and capitalization and amortization of internal-use software which are recurring and will be reflected in our financial results for the foreseeable future. The non-GAAP measures we use may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures.

OPERATING METRICS
Annual Contract Value (ACV). We define ACV as the subscription revenue we would contractually expect to recognize from a customer over the next twelve months, assuming no increases or reductions in their subscriptions.

Dollar-based Retention Rate. We calculate our dollar-based retention rate as of a period end by starting with the sum of the ACV from all customers as of twelve months prior to such period end, or prior period ACV. We then calculate the sum of the ACV from these same customers as of the current period end, or current period ACV. Current period ACV includes any upsells and also reflects contraction or attrition over the trailing twelve months but excludes revenue from new customers added in the current period. We then divide the current period ACV by the prior period ACV to arrive at our dollar-based retention rate.

FORWARD-LOOKING STATEMENTS
This press release contains “forward-looking statements” that involve a number of risks and uncertainties, including but not limited to, statements regarding our GAAP and non-GAAP guidance for the fourth fiscal quarter and full fiscal 2019 and financial outlook and market positioning. Words such as “believes,” “may,” “will,” “estimates,” “potential,” “continues,” “anticipates,” “intends,” “expects,” “could,” “would,” “projects,” “plans,” “targets,” and variations of such words and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on management's expectations as of the date of this filing and are subject to a number of risks, uncertainties and assumptions, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our Form 10-Q filed with the Securities and Exchange Commission on September 12, 2018 as well as other documents that may be filed by us from time to time with the Securities and Exchange Commission. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: we have a history of net losses and may not achieve or sustain profitability; the shift by companies to subscription business models may develop slower than we expect; we may not able to sustain or manage any future growth effectively; our security measures may be breached or our products may be perceived as not being secure; our products may fail to gain, or lose, market acceptance; we may be unable to attract new customers and expand sales to existing customers; customers may fail to deploy our solution after entering into a subscription agreement with us; customers may incorrectly or improperly deploy or use of our solution; we may not be able to develop and release new products and services; we may experience interruptions or performance problems, including a service outage, associated with our technology; we face intense competition in our markets and may not be able to compete effectively; weakened global economic conditions may adversely affect our industry; the risk of loss of key employees; changes in foreign exchange rates; general political or destabilizing events, including war, conflict or acts of terrorism; and other risks and uncertainties. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

© 2018 Zuora, Inc. All Rights Reserved.Zuora, Subscribed, Subscription Economy, Powering the Subscription Economy, and Subscription Economy Index are trademarks or registered trademarks of Zuora, Inc.Other names and brands may be claimed as the property of others.

SOURCE: Zuora Financial

ZUORA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(in thousands, except per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2018	2017	2018	2017
Revenue:
Subscription	$44,485	$31,007	$122,069	$85,859
Professional services	17,152	15,352	49,066	32,251
Total revenue	61,637	46,359	171,135	118,110
Cost of revenue:
Subscription	10,987	8,195	31,273	22,301
Professional services	19,190	13,912	53,569	33,238
Total cost of revenue	30,177	22,107	84,842	55,539
Gross profit	31,460	24,252	86,293	62,571
Operating expenses:
Research and development	14,282	9,977	39,667	27,622
Sales and marketing	25,896	18,625	74,162	52,056
General and administrative	9,579	5,560	27,553	15,790
Total operating expenses	49,757	34,162	141,382	95,468
Loss from operations	(18,297)	(9,910)	(55,089)	(32,897)
Interest and other income (expense), net	633	(421)	(1,218)	(30)
Loss before income taxes	(17,664)	(10,331)	(56,307)	(32,927)
Income tax provision	(225)	(34)	(616)	(405)
Net loss	(17,889)	(10,365)	(56,923)	(33,332)
Comprehensive loss:
Foreign currency translation adjustment	(681)	73	(341)	394
Unrealized loss on available-for-sale securities	(32)	—	(32)	—
Comprehensive loss	$(18,602)	$(10,292)	$(57,296)	$(32,938)
Net loss per share attributable to common stockholders, basic and diluted	$(0.17)	$(0.35)	$(0.66)	$(1.27)
Weighted-average shares outstanding used in calculating net loss per share attributable to common stockholders, basic and diluted	106,049	29,314	85,820	26,145

ZUORA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	October 31, 2018	January 31, 2018
Assets
Current assets:
Cash and cash equivalents	$77,883	$48,208
Short-term investments	97,034	—
Accounts receivable, net of allowance for doubtful accounts of $4,170 and $3,292 as of October 31, 2018 and January 31, 2018, respectively	51,379	49,764
Restricted cash, current portion	4,350	—
Prepaid expenses and other current assets	9,195	9,302
Total current assets	239,841	107,274
Property and equipment, net	18,388	10,204
Restricted cash, net of current portion	2,084	5,155
Purchased intangibles, net	9,545	11,292
Goodwill	20,861	20,614
Other assets	2,524	827
Total assets	$293,243	$155,366
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,678	$2,572
Accrued expenses and other current liabilities	13,484	24,496
Accrued employee liabilities	24,516	17,701
Lease obligation, current portion	2,287	1,066
Debt, current portion	1,852	2,917
Deferred revenue, current portion	76,313	66,058
Total current liabilities	121,130	114,810
Debt, net of current portion	11,530	12,052
Deferred revenue, net of current portion	795	346
Lease obligation, net of current portion	—	324
Other long-term liabilities	3,194	1,168
Total liabilities	136,649	128,700
Stockholders’ equity:
Convertible preferred stock	—	6
Class A common stock	7	—
Class B common stock	4	3
Additional paid-in capital	472,093	286,152
Related party receivable	—	(1,281)
Accumulated comprehensive income	98	471
Accumulated deficit	(315,608)	(258,685)
Total stockholders’ equity	156,594	26,666
Total liabilities and stockholders’ equity	$293,243	$155,366

ZUORA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended October 31,
	2018	2017
Cash flows from operating activities:
Net loss	$(56,923)	$(33,332)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,628	5,016
Stock-based compensation	17,722	5,995
Loss on disposal of assets	144	—
Provision for doubtful accounts	4,518	2,764
Accretion of discount on short-term investments	(76)	—
Changes in operating assets and liabilities:
Accounts receivable	(6,133)	(9,198)
Prepaid expenses and other current assets	(2,226)	(107)
Other assets	(1,697)	(567)
Accounts payable	26	(3,070)
Accrued expenses and other current liabilities	2,926	3,626
Accrued employee liabilities	6,815	3,228
Deferred revenue	10,704	7,876
Other long-term liabilities	980	(108)
Net cash used in operating activities	(16,592)	(17,877)
Cash flows from investing activities:
Purchases of property and equipment	(10,621)	(2,480)
Purchases of short-term investments	(97,118)	—
Business combination, net of cash acquired	(247)	(11,420)
Net cash used in investing activities	(107,986)	(13,900)
Cash flows from financing activities:
Payments under capital leases	(1,336)	(1,426)
Proceeds from issuance of common stock upon exercise of stock options	9,026	2,631
Payments of offering costs	(4,399)	(35)
Proceeds from initial public offering, net of underwriters’ discounts and commissions	164,703	—
Payments under related party notes receivable	(4,344)	—
Repayments of related party notes receivable	5,625
Repurchases of unvested common stock	(10)	—
Principal payments on long-term debt	(834)	—
Payments related to business combination	(12,558)	—
Proceeds from long-term debt, net of issuance costs	—	14,949
Net cash provided by financing activities	155,873	16,119
Effect of exchange rates on cash and cash equivalents and restricted cash	(341)	394
Net increase (decrease) in cash and cash equivalents and restricted cash	30,954	(15,264)
Cash and cash equivalents and restricted cash, beginning of period	53,363	77,882
Cash and cash equivalents and restricted cash, end of period	$84,317	$62,618
Supplemental disclosure of non-cash investing and financing activities:
Property and equipment acquired under capital leases	$2,392	$488
Lapse in restrictions on early exercised common stock options	$228	$426
Property and equipment purchases accrued or in accounts payable	$367	$64
Deferred offering costs payable or accrued but not paid	$210	$247
Accrued acquisition-related payments	$—	$12,558
Reconciliation of cash and cash equivalents and restricted cash within the condensed consolidated balance sheets to the amounts shown in the condensed consolidated statements of cash flows above:
Cash and cash equivalents	$77,883	$57,462
Restricted cash, current	4,350	—
Restricted cash, net of current portion	2,084	5,156
Total cash and cash equivalents and restricted cash	$84,317	$62,618

ZUORA, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended October 31, 2018
	GAAP	Stock-based Compensation	Amortization of Acquired Intangibles	Internal-use Software	Non-GAAP
Cost of revenue:
Cost of subscription revenue	$10,987	$(555)	$(503)	$(349)	$9,580
Cost of professional services revenue	19,190	(1,685)	—	—	17,505
Gross profit	31,460	2,240	503	349	34,552
Operating expenses:
Research and development	14,282	(1,902)	—	622	13,002
Sales and marketing	25,896	(2,205)	—	—	23,691
General and administrative	9,579	(1,112)	—	—	8,467
Operating loss	(18,297)	7,459	503	(273)	(10,608)
Net loss	$(17,889)	$7,459	$503	$(273)	$(10,200)
Net loss per share attributable to common stockholders, basic and diluted(1)	$(0.17)				$(0.10)
Gross margin	51%				56%
Subscription gross margin	75%				78%

	Three Months Ended October 31, 2017
	GAAP	Stock-based Compensation	Amortization of Acquired Intangibles	Internal-use Software	Non-GAAP
Cost of revenue:
Cost of subscription revenue	$8,195	$(239)	$(682)	$(249)	$7,025
Cost of professional services revenue	13,912	(733)	—	—	13,179
Gross profit	24,252	972	682	249	26,155
Operating expenses:
Research and development	9,977	(729)	—	387	9,635
Sales and marketing	18,625	(1,012)	—	—	17,613
General and administrative	5,560	(328)	—	—	5,232
Operating loss	(9,910)	3,041	682	(138)	(6,325)
Net loss	$(10,365)	$3,041	$682	$(138)	$(6,780)
Net loss per share attributable to common stockholders, basic and diluted(1)	$(0.35)				$(0.23)
Gross margin	52%				56%
Subscription gross margin	74%				77%
(1) GAAP and Non-GAAP net loss per share attributable to common stockholders are calculated based upon 106,049 and 29,314 basic and diluted weighted-average shares of common stock for the three months ended October 31, 2018 and 2017, respectively.

ZUORA, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages and per share data)
(unaudited)

	Nine Months Ended October 31, 2018
	GAAP	Stock-based Compensation	Amortization of Acquired Intangibles	Internal-use Software	Non-GAAP
Cost of revenue:
Cost of subscription revenue	$31,273	$(1,311)	$(1,747)	$(931)	$27,284
Cost of professional services revenue	53,569	(4,115)	—	—	49,454
Gross profit	86,293	5,426	1,747	931	94,397
Operating expenses:
Research and development	39,667	(4,366)	—	1,900	37,201
Sales and marketing	74,162	(5,317)	—	—	68,845
General and administrative	27,553	(2,613)	—	(1,929)	23,011
Operating loss	(55,089)	17,722	1,747	960	(34,660)
Net loss	$(56,923)	$17,722	$1,747	$960	$(36,494)
Net loss per share attributable to common stockholders, basic and diluted(1)	$(0.66)				$(0.43)
Gross margin	50%				55%
Subscription gross margin	74%				78%

	Nine Months Ended October 31, 2017
	GAAP	Stock-based Compensation	Amortization of Acquired Intangibles	Internal-use Software	Non-GAAP
Cost of revenue:
Cost of subscription revenue	$22,301	$(490)	$(1,374)	$(886)	$19,551
Cost of professional services revenue	33,238	(1,229)	—	—	32,009
Gross profit	62,571	1,719	1,374	886	66,550
Operating expenses:
Research and development	27,622	(1,537)	—	741	26,826
Sales and marketing	52,056	(1,975)	—	—	50,081
General and administrative	15,790	(763)	—	(13)	15,014
Operating loss	(32,897)	5,994	1,374	158	(25,371)
Net loss	$(33,332)	$5,994	$1,374	$158	$(25,806)
Net loss per share attributable to common stockholders, basic and diluted(1)	$(1.27)				$(0.99)
Gross margin	53%				56%
Subscription gross margin	74%				77%
(1) GAAP and Non-GAAP net loss per share attributable to common stockholders are calculated based upon 85,820 and 26,145 basic and diluted weighted-average shares of common stock for the nine months ended October 31, 2018 and 2017, respectively.

Sales and Marketing Expense

	GAAP	Stock-based Compensation	Non-GAAP
Twelve months ended October 31, 2018	$95,193	$(6,059)	$89,134
Twelve months ended January 31, 2018	$73,087	$(2,717)	$70,370
Twelve months ended October 31, 2017	$67,628	$(2,356)	$65,272

Free Cash Flow

	Three Months Ended October 31,
	2018	2017
Net cash used in operating activities	$(6,370)	$(4,859)
Less:
Purchases of property and equipment	(3,931)	(822)
Free cash flow	$(10,301)	$(5,681)